UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 30, 2015
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

Item 1.01.	Entry Into a Material Definitive Agreement
In connection with the settlement described in Item 8.01 below, on November 30, 2015, a subsidiary of Rayonier Advanced Materials Inc. (the “Company”), Rayonier A.M. Sales and Technology Inc., and Eastman Chemical Company (“Eastman”) entered into that certain Chemical Cellulose Purchase and Sale Agreement, effective as of January 1, 2016 (the “Agreement”), which supersedes and replaces that certain Chemical Cellulose Agreement, effective as of January 1, 2012, by and between Rayonier Performance Fibers, LLC (“Performance Fibers”) and Eastman, as has been amended from time to time.
The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement. A redacted copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure
On December 1, 2015, the Company issued a press release relating to the settlement of its litigation with Eastman described in Item 8.01 below and entry into the Agreement described in Item 1.01 above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events
In connection with the litigation with Eastman, as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 18 and 19, 2015, the Agreement described in Item 1.01 above constitutes, in all material respects, the primary document relating to the settlement of the litigation.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Chemical Cellulose Purchase and Sale Agreement, effective as of January 1, 2016, between Rayonier A.M. Sales and Technology Inc. and Eastman Chemical Company
99.1	Press release entitled “Rayonier Advanced Materials Announces New Contract with Eastman Chemical” issued December 1, 2015

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

December 1, 2015

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